Exhibit 99.1

For more information, contact:

Linda Ford
DynTek, Inc.
949-271-6705
linda.ford@dyntek.com

DynTek Announces Preliminary Results for Fourth Quarter
and Fiscal Year 2007

Company Expects 43.6% increase in Revenue and 37.2% Increase in EBITDA for
Fourth Fiscal Quarter

Irvine, CA — August 7, 2007— DynTek, Inc. (OTCBB: DYNK), a leading provider of professional technology solutions, today announced preliminary, unaudited financial results for its fourth quarter and fiscal year ended June 30, 2007.

Fourth Quarter Preliminary Results

Based on a preliminary review of its fourth quarter, the company is expecting to report positive EBITDA of $790,000 for the fourth quarter ended June 30, 2007, as compared to $576,000 for the same period in the prior fiscal year, an increase of 37.2%.  Excluding one-time and non-cash stock compensation expense charges, Adjusted EBITDA is expected to be approximately $1,050,000 for the fourth quarter, as compared to $646,000 for the same period in the prior fiscal year, an increase of 68.3%.  The company expects to realize revenue of approximately $34.8 million for the fourth quarter, up from $24.3 million in the same period of the prior fiscal year, an increase of 43.6%.

Unaudited gross profit increased to approximately $5.9 million for the fourth quarter ended June 30, 2007, as compared to $4.2 million for the same period of the prior fiscal year.  General and administrative expenses are expected to increase to approximately $1.2 million during the fourth fiscal quarter ended June 30, 2007, as compared to $842,000 during the same period in the prior fiscal year.

Net loss for the fourth quarter ended June 30, 2007 is expected to be approximately $3.1 million, as compared to a net loss of $6.6 million for the same period of the prior fiscal year.  The net loss includes interest expense of approximately $3.2 million (including non-cash charges of approximately $2.5 million attributable to the amortization of debt discounts and payment in kind interest), depreciation and amortization expense of $848,000, and one-time and non-cash stock compensation expense charges of approximately $260,000.

Fiscal Year Preliminary Results

Unaudited positive EBITDA is $538,000 for the fiscal year ended June 30, 2007, as compared to negative EBITDA of $5.0 million for the fiscal year ended June 30, 2006.  Excluding one-time and non-cash stock compensation expense charges, Adjusted EBITDA is $1.5 million for fiscal year 2007, versus negative Adjusted EBITDA of $4.7 million for fiscal year 2006.  Revenue for fiscal year 2007 is projected to increase to approximately $95.6 million as compared to $80.8 million in the prior fiscal year, an increase of 18.3%.  Fiscal year 2006 results included $3.2 million of revenues from Business Process Outsourcing (BPO) operations that were sold off in fiscal year 2006, resulting in core IT solutions revenue of $77.6 million in fiscal year 2006.  Excluding BPO operations in fiscal year 2006, revenues grew by 23.2% in fiscal year 2007.

Gross profit increased to approximately $17.3 million for fiscal year 2007, as compared to $12.6 million for fiscal year 2006.  General and administrative expenses are expected to decrease for fiscal year 2007 to $4.5 million, or 4.7% of revenue, including non-cash charges of $475,000, as compared to $5.1 million, or 6.4% of revenue, during the prior fiscal year.

Net loss for fiscal year 2007 is expected to be approximately $10.6 million, as compared to a net loss of $28.3 million for fiscal year 2006.  The net loss includes interest expense of approximately $8.1 million (including non-cash charges of approximately $5.6 million), depreciation and amortization expense of $3 million and one-time and non-cash stock based compensation expense charges of approximately $1.0 million.

“Our team has delivered on the mandates we laid out at the beginning of the fiscal year, successfully achieving a significant turnaround of our core business resulting in organic growth of over $5.5 million at the EBITDA line,” said Casper Zublin, Jr., DynTek’s chief executive officer.  “We have created a more efficient operating structure and increased product margins and service utilization rates.  In addition, we have catalyzed our growth through several acquisitions that contributed $13 million in revenue and $650,000 in EBITDA.”

Zublin continued, “Our goal for fiscal year 2008 is to continue to develop on the foundation we laid in 2007 — driving organic growth and strategic acquisitions to achieve geographic and solution density resulting in a compounded annual growth rate greater than 20%.”

EBITDA

The Company defines EBITDA as net income (loss) before interest, taxes, depreciation and amortization, and goodwill impairment charges.  Other companies may calculate EBITDA differently.  Although EBITDA is a widely used financial indicator of a company’s ability to service debt, it is not a recognized measure for financial statement presentation under generally accepted accounting procedures (GAAP).  EBITDA should not be considered in isolation or as superior or as an alternative to net income (loss) or to cash flows from operating activities as determined in accordance with GAAP.  Nonetheless, the Company believes that EBITDA provides useful supplemental information for investors and others to measure operating performance, especially in situations where a company has significant non-cash operating expenses that are not indicative of core business operating results.  EBITDA is widely used in the IT services industry to analyze comparable company performance, and management of the Company also uses EBITDA, in addition to GAAP information, as a measure of operating performance for assessing its business units as well as completed and potential acquisitions.

DYNTEK, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
EBITDA Presentation
Preliminary, Unaudited, prior to impairment charges
(in thousands)

	Three Months Ended June 30,		Years Ended June 30,
	2007	2006	2007	2006
Total revenues	34,822	24,256	95,609	80,831
Total cost of revenues	28,909	20,079	78,326	68,243
GROSS PROFIT	5,913	4,177	17,283	12,588
OPERATING EXPENSES:
Selling	3,894	2,759	12,211	12,426
General and Administrative	1,229	842	4,534	5,143
Total Operating Expenses	5,123	3,601	16,745	17,569
EBITDA	790	576	538	(4,981)
Operating depreciation and amortization	848	639	3,025	2,651
Goodwill impairment	— *	—	—	—
LOSS FROM OPERATIONS	(58)	(63)	(2,487)	(7,632)
OTHER INCOME (EXPENSE):
Loss on extinguishment of debt	—	(5,199)	—	(13,720)
Gain on marketable securities	—	—	54
Interest expense	(3,155)	(1,733)	(8,118)	(7,296)
Other income (expense)	50	351	1	(239)
Interest income	18	16	78	58
Total other income (expense)	(3,087)	(6,565)	(8,039,)	(21,143)
Income Tax	4	—	56	—
LOSS FROM CONTINUING OPERATIONS	(3,149)	(6,628)	(10,582)	(28,775)
DISCONTINUED OPERATIONS
Gain on disposal of discontinued operations				513
NET LOSS	(3,149)	(6,628)	(10,582)	(28,262)
COMPREHENSIVE LOSS, NET OF TAX
Foreign currency translation adjustment	50		(77)
COMPREHENSIVE LOSS	(3,099)	(6,628)	(10,659)	(28,262)

*  Impairment charges are yet to be determined

About DynTek

DynTek is a leading provider of professional technology services to mid-market companies, such as state and local governments, educational institutions and commercial entities in the largest IT markets nationwide.  The company provides a broad range of IT security, unified communication, virtualization, Microsoft Information Worker, and application infrastructure and delivery solutions.  DynTek’s multidisciplinary approach allows our clients to turn to a single source for their most critical technology requirements.  For more information, visit www.dyntek.com.

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This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby.  Investors are cautioned that certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors.  Such uncertainties and risks include, among others, success in reaching target markets for services and products in a highly competitive market and the ability to maintain existing and attract future customers; our ability to finance and sustain operations, including our ability to comply with the terms of working capital facilities and/or other term indebtedness of the Company, and to extend such obligations when they become due, or to replace them with alternative financing; our ability to raise equity capital in the future; our ability to achieve profitability despite historical losses from operations; our ability to maintain business relationships with IT product vendors and our ability to procure products as necessary; the size and timing of additional significant orders and their fulfillment; the continuing desire of and available budgets for state and local governments to outsource to private contractors; our ability to successfully identify and integrate acquisitions; the retention of skilled professional staff and certain key executives; the performance of the Company’s government and commercial technology services; the continuation of general economic and business conditions that are conducive to outsourcing of IT services; our ability to maintain trading on the NASD OTC Bulletin Board or other markets in the future; and such other risks and uncertainties included in our Annual Report on Form 10-K filed on October 13, 2006, our Quarterly Reports on Form 10-Q filed on November 20, 2006, February 20, 2007 and May 21, 2007 and other SEC filings.  The Company has no obligation to publicly revise any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.